SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 31, 2003

                                 SWS GROUP, INC.
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             (Exact name of Registrant as specified in its charter)

          DELAWARE                No. 0-19483                 No. 75-2040825
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(State or other jurisdiction      (Commission                  (IRS employer
      of incorporation)           File Number)               Identification No.)

                           1201 ELM STREET, SUITE 3500
                               DALLAS, TEXAS 75270
          (Address, including zip code, of principal executive office)
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        Registrants' telephone number, including area code: 214-859-1800

                                 Not applicable
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       (Registrant's former name or address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

      On July 31, 2003, SWS Group, Inc. ("SWS") issued a press release regarding its results of operations for the quarter and fiscal year ended June 27, 2003.

      The following information contained therein shall be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall be incorporated by reference in SWS' filings under the Securities Act of 1933, as amended:

      For the fourth quarter ended June 27, 2003, SWS recorded net income of $3 million, or diluted earnings per share (EPS) of 18 cents, on revenues of $72.1 million, compared with a net loss of $10.4 million, or a loss of 60 cents per share, on revenues of $76.3 million in the fourth quarter of the prior fiscal year.

      For fiscal 2003, SWS recorded net income of $2.9 million, or EPS of 17 cents, on revenues of $263.5 million, compared with a net loss of $7.2 million, or a loss of 42 cents per share, on revenues of $332.2 million in the prior fiscal year.

      Included in the fourth quarter is a $2.7 million after tax gain from the sale of the online retail accounts of Mydiscountbroker (MDB) as well as impairment charges of $624,000 after tax for leases on space formerly occupied by MDB and a trading operation. The quarter also includes an extraordinary gain net of tax of $445,000 from the purchase and consolidation of insurance operations. Excluding these charges and credits, the company's earnings from ongoing operations were $488,000 in the quarter and $317,000 for the full fiscal year. The company recorded losses from ongoing operations of $7.6 million and $17.6 million, respectively, in fiscal 2002.

      Clearing revenue increased 25 percent over that of the immediately preceding quarter, marking the first revenue increase in this key business in six quarters. Commission revenue, driven by retail and fixed income commissions, increased 18 percent over levels achieved in last year's fourth quarter. Trading revenue was up 44 percent over last year after adjusting for gains on the sales in fiscal 2002 of Knight Trading Group, Inc. common stock held for investment. SWS Group's banking subsidiary, First Savings Bank, reported a 47 percent increase in net interest revenue over that recorded in the prior year's fourth quarter.

      Southwest Securities cleared or executed 29.3 million securities transactions in fiscal 2003, compared with 52.3 million in the prior year. The 44 percent decline in volume primarily is a result of fewer high-volume correspondents as well as a decline in the business volumes of those correspondents. Southwest had a total of 227 correspondents at the end of fiscal 2003. Book value per share was $14.73 at the end of June 2003, compared with $14.81 at the end of the prior fiscal year.

      During the first six months of fiscal 2003, SWS Group repurchased 364,800 shares of its common stock at an average price of $12.13. The company did not buy back any shares during the last half of the year. Under the current authorization from the SWS Group Board of Directors, management may repurchase at its discretion up to 836,200 shares of the company's stock in the open market.

      This report contains forward-looking statements regarding the company's future overall performance. Readers are cautioned that any forward-looking statements, including those predicting or forecasting future events or results, which depend on future events for their accuracy, embody projections or assumptions, or express the intent, belief or current expectations of the company or management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially as a result of various factors, some of which are out of our control, including, but not limited to those factors discussed in our Annual Report on Form 10-K and in our other reports filed with and available from the Securities and Exchange Commission

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

The company believes that the presentation of the non-GAAP financial measures, revenues from ongoing operations and income (loss) from ongoing operations, is useful to investors because it is more indicative of the company's operating performance. Management has provided this information to assist the reader in understanding the impact of large charges and credits on the company's reported financial results. Management of the company uses this information to evaluate the performance of its business unit managers because it represents performance over which business unit managers exercise control. Decisions made at the corporate level regarding acquisitions or dispositions of businesses, closure of locations or business units, spin-offs of subsidiaries and liquidation of non-operating assets are not generally under the control of the business unit manager and do not reflect the ongoing operating strengths or weaknesses of the business. Revenues from ongoing operations and income (loss) from ongoing operations should be considered in addition to, rather than as a substitute for, GAAP revenues, pre-tax income and net income.

(In thousands)
                                                                    3 months          3 months        Fiscal Year       Fiscal Year
                                                                     ended              ended            ended             ended
                                                                    6/27/03            6/28/02          6/27/03           6/28/02
Revenues, net of interest                                           $  46,134         $  49,687         $ 166,177         $ 207,031
Gain on sale of MDB accounts                                           (4,200)               --            (4,200)               --
Spin-off of Westwood Holdings                                              --            (5,371)               --           (20,574)
Sale of NITE stock                                                         --            (4,463)               --           (24,251)
Sale of First Consumer Credit                                              --                --                --            (1,163)
                                                                    ---------         ---------         ---------         ---------
Revenues from ongoing operations                                    $  41,934         $  39,853         $ 161,977         $ 161,043
                                                                    =========         =========         =========         =========
                                                                    3 months          3 months        Fiscal Year       Fiscal Year
                                                                     ended              ended            ended             ended
                                                                    6/27/03            6/28/02          6/27/03           6/28/02
Net income (loss) before extraordinary item                         $   2,594         $ (10,420)        $   2,423         $  (7,184)
Gain on sale of MDB accounts                                           (2,730)               --            (2,730)               --
Impairment charges                                                        624             6,778               624             6,778
Spin-off of Westwood Holdings                                              --            (1,092)               --              (648)
Sale of NITE stock                                                         --            (2,901)               --           (15,763)
Sale of First Consumer Credit                                              --                --                --              (756)
                                                                    ---------         ---------         ---------         ---------
Income (loss) from ongoing operations                               $     488         $  (7,635)        $     317         $ (17,573)
                                                                    =========         =========         =========         =========

      The following information shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended:

      A copy of the press release issued by SWS on July 31, 2003 is attached hereto as Exhibit 99.1.

Item 7. Exhibits.

(c) Exhibits.

      Exhibit 99.1 SWS Group, Inc. Press Release issued July 31, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SWS GROUP, INC.
                                   Date: July 31, 2003

                                   By: /s/ Kenneth R. Hanks
                                       --------------------------------------
                                       Kenneth R. Hanks
                                       Executive Vice President, Chief Financial
                                         Officer and Treasurer

                                  EXHIBIT INDEX

EXHIBIT NO.                   DESCRIPTION OF EXHIBIT

99.1                          SWS Group, Inc. Press Release issued July 31, 2003